Tejas  Natural  Gas  Liquids,  LLC and  Subsidiaries  Statement  of  Assets
     Acquired and Liabilities Assumed As of December 31, 1998 and Statements of Revenues and Direct Operating Expenses for the Years Ended December 31, 1998, 1997 and 1996 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Tejas Natural Gas Liquids, LLC and Subsidiaries:

We have audited the accompanying statement of assets acquired and liabilities assumed of Tejas Natural Gas Liquids, LLC and subsidiaries (the "Company"), a wholly owned subsidiary of Tejas Midstream Enterprises, LLC, as of December 31, 1998, pursuant to the Contribution Agreement by and among Tejas Midstream Enterprises, LLC, Tejas Energy, LLC, Enterprise Products Partners L.P., Enterprise Products Operating L.P., Enterprise Products GP, LLC, EPC Partners II, Inc. and Enterprise Products Company, dated September 17, 1999 (the "Agreement"), and the related statements of revenues and direct operating expenses for the years ended December 31, 1998, 1997 and 1996. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The statements referred to above were prepared to present the net assets and operations of Tejas Natural Gas Liquids, LLC and subsidiaries to be acquired pursuant to the Agreement described in Note 1 and are not intended to be a complete presentation of the net assets or operations of Tejas Natural Gas Liquids, LLC and subsidiaries.

In our opinion, such statements present fairly, in all material respects, the assets acquired and liabilities assumed as of December 31, 1998, and the revenues and direct operating expenses for the years ended December 31, 1998, 1997 and 1996 of Tejas Natural Gas Liquids, LLC and subsidiaries, pursuant to the Agreement referred to above, in conformity with generally accepted accounting principles.




Houston, Texas
September 17, 1999

TEJAS NATURAL GAS LIQUIDS, LLC AND SUBSIDIARIES

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED (Note 1)
DECEMBER 31, 1998 (In Thousands)
--------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE - Trade, net of allowance for doubtful         $ 55,536
   accounts of $1,789

INVENTORIES                                                          18,494

PROPERTY, PLANT AND EQUIPMENT, Net                                   99,605

INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED                        96,789
   AFFILIATES

ACCOUNTS PAYABLE:
   Trade                                                            (49,126)
   Affiliate                                                         (8,739)

ACCRUED EXPENSES                                                     (4,135)

ADVANCES PAYABLE TO UNCONSOLIDATED AFFILIATES                       (31,195)

ASSETS ACQUIRED AND LIABILITIES ASSUMED, Net                       $177,229


See notes to statements.



TEJAS NATURAL GAS LIQUIDS, LLC AND SUBSIDIARIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (Note 1)
FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 (In Thousands)
----------------------------------------------------------------------------------------------------------------------
                                                         1998        1997      1996

REVENUES:
   Sales                                              $589,528   $819,523   $857,499
   Dividend income                                       4,461        903      1,081
   Equity earnings from unconsolidated affiliates        1,592      3,100
                                                         -----      -----      -----
                Total                                  595,581    823,526    858,580


DIRECT OPERATING EXPENSES:
   Cost of goods sold and operating expenses           573,266    765,078    786,405
   Depreciation                                          4,911      4,344      3,258
                                                         -----      -----      -----

                Total                                  578,177    769,422    789,663
                                                       -------    -------    -------


EXCESS OF REVENUES OVER DIRECT
   OPERATING EXPENSES                                 $ 17,404   $ 54,104   $ 68,917
                                                      ========   ========   ========


See notes to statements.

TEJAS NATURAL GAS LIQUIDS, LLC

NOTES TO STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

1.    ORGANIZATION AND BASIS OF PRESENTATION

     TejasNatural Gas Liquids, LLC ("TNGL" or the "Company") is a wholly owned subsidiary of Tejas Midstream Enterprises, LLC ("TME"), which is an affiliate of Shell Oil Company ("Shell"). The Company was formed on January 7, 1998 in connection with Shell's contribution of certain of its interests in natural gas processing plants, natural gas liquids ("NGLs"), fractionation facilities and pipelines, and NGL marketing activities which were previously part of approximately eight separate Shell divisions. The various assets owned and operated by TNGL are located in Louisiana and Mississippi.

     As of July 31, 1999, TNGL distributed to its parent all of its interests in Tejas Biogas, LLC, Tejas C Gas Plants LP, LLC, Texas Gas Plants GP, LLC, and Tejas Sheridan Pipeline, LLC, and its subsidiary, Texas Gas Plants, L.P. The Company also transferred certain other assets and liabilities to its parent. In addition, pursuant to a Contribution Agreement (dated September 17, 1999) by and among TME, Tejas Energy, LLC, Enterprise
     Products Partners L.P. ("EPD"), Enterprise Products Operating L.P., Enterprise Products Company, Enterprise Products GP, LLC and EPC Partners II, Inc., effective August 1, 1999, TME contributed the limited liability company interest of TNGL and its subsidiaries to EPD for cash and certain of EPD's general and limited partnership units as defined in the Contribution Agreement. The sale closed on September 20, 1999. The assets acquired under the Contribution Agreement included the TNGL assets and liabilities (the "TNGL Assets'), located in Louisiana and Mississippi, which includes: (a) interest in a number of gas processing and
     fractionation   facilities  and  related  assets;   (b) NGL  pipelines  and
     (c) additional assets including transportation and terminalling assets required to support the NGL marketing operations and certain related contracts and working capital.

     The accompanying statement of assets acquired and liabilities assumed represents the assets and liabilities of the TNGL Assets at their historical cost. The statements of revenues and direct operating expenses include only those amounts related to the operations of the TNGL Assets and do not include selling, general and administrative allocations from the parent company. Historically, the Company has provided service and support functions for Shell's integrated operations. In this role, the strategic direction and economic development of the Company has been for the sole benefit of Shell. Consequently, certain business decisions made in periods of volatile market conditions were influenced by Shell's integrated operations and strategic direction and, as such, were not necessarily made autonomously for the profit of the individual assets. As a result, these statements are not necessarily indicative of the financial condition or results of operations that would have resulted had the TNGL Assets been operated as a stand-alone entity. Additionally, the distinct and separate accounts necessary to present an individual balance sheet as of December 31, 1998 and the related statements of income and of cash flows for the years ended December 31, 1998, 1997 and 1996 in accordance with generally accepted accounting principles have not been maintained and, therefore, are not presented.

2.    SIGNIFICANT ACCOUNTING POLICIES

     Investments in Unconsolidated Affiliates - The accompanying statements include the accounts of the TNGL Assets and those of 50% or more owned subsidiaries controlled by the Company and also part of the TNGL Assets. The equity method is used to account for investments in unconsolidated entities in which the Company owns more than 20% of the voting interest but by definition does not have control. The cost method is used to account for investments in unconsolidated affiliates in which the Company owns less than 20% of the voting interest and by definition does not execute control.

     Inventories - Inventories consisting of NGLs and NGL products are carried at the lower of cost, on a last-in first-out (LIFO) basis, or market, and include certain costs directly related to the production process. The replacement cost of the inventory at December 31, 1998 was approximately $18.0 million.

     Property, Plant and Equipment - Property, plant and equipment is recorded at cost and is generally depreciated using the straight-line method over the assets' estimated useful lives. Some processing facilities are depreciated on a units-of-production basis to the extent that the processing facilities' sole operations are directly related to specific gas-producing properties. The unit-of-production rate is based on total proven reserves related to the dedicated gas producing properties. Maintenance and repair costs are expensed as incurred; additions, improvements and replacements are capitalized.

     Variable Ownership Percentage Adjustments - The ownership percentage of certain natural gas processing plants varies according to the plants' gas throughput associated with the Company. These plants are jointly owned with other entities which pay or are reimbursed by the Company to adjust the ownership percentage on an annual basis.

     Long-Lived Assets - The Company records impairment losses on long-lived assets if the carrying amount of such assets, grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows from other assets, exceeds the estimated undiscounted future cash flows of such assets. Measurement of any impairment loss is based on the fair value of the asset. For the years ended December 31, 1998, 1997 and 1996, there were no charges for impairments included in the statements of revenues and direct operating expenses.

     Excess Cost Over Underlying Equity in Net Assets - The excess of the Company's cost over the underlying equity in net assets of K/D/S Promix, LLC, is being amortized using the straight-line method over the estimated remaining life of the assets over a period not to exceed 20 years. Such amortization is reflected in the equity earnings from unconsolidated affiliates. The unamortized excess was approximately $20.3 million at December 31, 1998.

     Revenue Recognition - Revenue from processing and fractionation services is recognized when the services are provided. Revenue from the sale of natural gas liquids is generally recognized upon the passage of title. Revenue from pipeline transportation of natural gas liquids is recognized upon receipt of the natural gas liquids into the pipeline systems.

     Federal Income Taxes - The Company is a limited liability company and is, therefore, not taxable for federal tax purposes; as a result, income taxes have been excluded from the statements.

     Use of Estimates - The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, the disclosure of contingent assets and liabilities at the date of the statements, and the related reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

     Significant Risks - The Company is subject to a number of risks inherent in the industry in which it operates, primarily fluctuating gas and liquids prices and gas supply. The Company's financial condition and results of operations will depend significantly on the prices received for NGLs and the price paid for gas consumed in the NGL extraction process. These prices are subject to fluctuations in response to changes in supply, market uncertainty and a variety of additional factors that are beyond the control of the Company. In addition, the Company must continually connect new wells through third-party gathering systems which serve the plants in order to maintain or increase throughput levels to offset natural declines in dedicated volumes. The number of wells drilled by third parties will depend on, among other factors, the price of gas and oil, the energy policy of the federal government, and the availability of foreign oil and gas, none of which is within the Company's control.

     Recently Issued Accounting Standards - On June 6, 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 - an amendment of FASB Statement No. 133," which effectively delays and amends the application of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," for one year, to fiscal years beginning after June 15, 2000. Management is currently studying this item to determine the financial statement impact of adopting SFAS No. 133.

     Dollar Amounts - Amounts presented in the tabulations within the notes to the statements are stated in thousands of dollars, unless otherwise indicated.

3.    PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment and accumulated depreciation at December 31, 1998 were as follows:

                                         Estimated
                                         Useful Life
                   Description           (in Years)

Plants                                     15 - 20                $ 99,673
Pipelines                                  10 - 20                  21,497
Transportation equipment                     22                      3,313
Land                                                                   175
Construction-in-progress                                            54,186
                                                                    ------
Total property                                                     178,844

Accumulated depreciation                                           (79,239)

Property, net                                                     $ 99,605
                                                                  ========

4.    INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES

     At December 31, 1998, the Company's significant unconsolidated affiliates included the following:

     K/D/S Promix, LLC ("Promix") - A 33.33% economic interest in a Limited Liability Company ("LLC") owning a fractionation plant and related pipeline and storage facilities near Napoleonville, Louisiana. The economic interest was acquired during 1997. The LLC is owned by three entities and operated by Koch Hydrocarbon Southeast, Inc. At December 31, 1998, the Company had a payable to Promix for capital expansions.

     Dixie Pipeline Company ("Dixie") - An 11.5% economic interest in a corporation owning a 1,300-mile propane pipeline and the associated facilities extending from Mt. Belvieu, Texas, to North Carolina. Dixie has seven owners, and Phillips Pipeline Company is the operator of the assets.

     Venice Energy Services Company, LLC ("Vesco") - A 13.1% economic interest in an LLC owning a natural gas processing plant with processing capacity of 1,300 MMCF/day, fractionation facilities, storage, and gas gathering pipelines in Louisiana. Vesco is jointly owned by five entities including TNGL. Dynegy Midstream Services L.P. is the operator of the assets.

     Tri-States NGL Pipeline, LLC ("Tri-States") - A 16.7% economic interest in an LLC owning a 161-mile NGL pipeline which stretches from Mobile Bay, Alabama, to Kenner, Louisiana. The pipeline construction started in the latter part of 1997 and was completed in January 1999. Tri-States is owned by six entities, including TNGL, and WSF-NGL Pipeline Company, Inc. ("Williams") is the operator of the assets. Because the Tri-States LLC agreement was not signed until January 1999, payment for a portion of its capital contribution by TNGL was recorded as an advance payable to unconsolidated affiliates as of December 31, 1998.

     Belle Rose NGL Pipeline, LLC ("Belle Rose") - A 41.7% economic interest in an LLC owning a 48-mile NGL pipeline extending from Kenner, Louisiana to Belle Rose, Louisiana. The pipeline construction began during the latter part of 1997 and began operations during March 1999. At December 31, 1998, the LLC agreement was not finalized. As a result, payment by TNGL has not been made for the investment in Belle Rose. Consequently, a payable was recorded as advances payable to unconsolidated affiliates as of December 31, 1998. Belle Rose will be owned by three entities, including TNGL, with TNGL being the operator of the assets.

     Following is a summary of the Company's investments in and advances to unconsolidated affiliates at December 31, 1998:

                                 Unconsolidated Affiliates
                        --------------------------------------------
                        --------------------------------------------
                               Investments in           Advances
                              and Advances To          Payable To

Promix                           $60,610                $ 7,000
Dixie                             10,639
Vesco                              1,345
Tri-States                        13,058                 13,058
Belle Rose                        11,137                 11,137
                                  ------                 ------

Total                            $96,789                $31,195
                                 =======                =======

          Equity earnings from unconsolidated affiliates for the years ended December 31, 1998, 1997 and 1996 are as follows:

                            Unconsolidated Affiliates
        ----------------------------------------------------------------
                                1998                           1997                     1996
                ------------------------------   ----------------------------   ------------------
                  Dividend        Equity in       Dividend       Equity in            Dividend
                   Income          Earnings        Income         Earnings             Income
                --------------   -------------   -----------    -------------   ------------------

Promix                             $1,592                         $3,100
Dixie              $1,373                          $903                                $1,081
Vesco               3,088
Tri-States
Belle Rose        --------        --------        --------       --------             --------
Total              $4,461          $1,592          $903           $3,100               $1,081
                   ======          ======          ====           ======               ======

          Following is selected financial data for Promix, the most significant investment of the Company:

BALANCE SHEET DATA                                                         1998

Current assets                                                          $ 12,801
Property, plant and equipment, net                                       114,945
                                                                         -------
               Total assets                                             $127,746
                                                                        ========

Current liabilities                                                     $ 30,533
Members' equity                                                           97,213
                                                                          ------
                Total liabilities and members' equity                   $127,746
                                                                        ========

INCOME STATEMENT DATA                                        1997          1998

Revenues                                                   $24,563      $ 23,994
Expenses                                                    12,639        16,009
                                                            ------        ------
                Net income                                 $11,924      $  7,985
                                                           =======      ========


5.    RELATED-PARTY TRANSACTIONS

     Sales to Affiliates - The Company has transactions in the normal course of business with the unconsolidated affiliates and other subsidiaries and divisions of Shell. Such transactions include the buying, selling and transportation of NGL products.

     Products sold to related parties during 1998, 1997 and 1996 amounted to $168.8 million, $250.5 million and $312.6 million, respectively.

     Purchase of Raw Materials and Products - A contract exists between the Company and other Shell affiliates to allow processing of natural gas owned by Shell in the Company's operated and outside operated plants. Under this agreement, the Shell affiliates are paid for the gas volumes lost in processing at market prices. In addition, affiliates are reimbursed for any additional royalty expense as a result of processing the gas. In return, the Company receives 100% of the liquids extracted in these plants. Also, the Company purchases NGL products from unconsolidated affiliates and other subsidiaries and divisions of Shell. During 1998, 1997 and 1996, the Company paid Shell and its affiliates $377.1 million, $492.3 million and $466.3 million, respectively, representing raw material and product purchases.

     Cost Allocations - The Company has no employees. All individuals who perform the day-to-day operational functions are employed by affiliates of Shell. However, all direct operational salary costs are directly passed through to the Company and, therefore, do not represent partial allocations.

6.   COMMITMENTS AND CONTINGENCIES

     Capital Expenditures Commitments - As of December 31, 1998, the Company had capital expenditures commitments totaling approximately $ 38.3 million, the majority of which relates to the construction of projects of unconsolidated affiliates.

     Litigation - The Company is sometimes named as a defendant in litigation relating to its normal business operations. Although the Company insures itself against various business risks, to the extent management believes it is prudent, there is no assurance that the nature and amount of such insurance will be adequate, in every case, to indemnify the Company against liabilities arising from future legal proceedings as a result of its ordinary business activity. Except for the note below, management is aware of no significant litigation or audit claims, pending or threatened, that would have a materially adverse effect on the Company's financial position or results of operations.

     The State of Louisiana has conducted an audit of fuel gas consumed in plant operations. Consumption of this fuel gas was exempt from taxation prior to 1987. However, in 1987 the state rescinded the fuel tax exemption, thus making the gas subject to tax at 3% of its value. The audit period reviewed by the state was January 1991 through December 1994 and included TNGL operated plants (Toca, Calumet and North Terrebone). The state claims TNGL Assets owes approximately $4.6 million in tax, interest and penalties based on total fuel gas usage at those plants for this period. However, it is expected that TNGL's tax liability will only be equivalent to its ownership in these plants. It also appears TNGL will be liable for tax on its share of the fuel at outside-operated plants located in Louisiana in which TNGL owns an interest. Although the ultimate liability is difficult to determine, the Company has $4.0 million included in accrued expenses as of December 31, 1998 which represents the Company's share of tax on fuel consumed at the operated as well as the outside-operated properties for the period from 1991 through 1998, including interest.

7.    FAIR VALUE OF FINANCIAL INSTRUMENTS

     The disclosure of the estimated fair value of accounts receivable and accounts payable was determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment, however, is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts. Accounts receivable and accounts payable are carried at amounts that approximate their fair value.

8.    CONCENTRATION OF CREDIT RISK

     Substantial portions of the Company's revenues are derived from the fractionation, processing, marketing and transportation of NGLs to various companies in the NGL industry located in the United States. Although this concentration could affect the Company's overall exposure to credit risk, since its customers might be influenced by similar economic or other conditions, management believes that the Company is exposed to minimal credit risk, because the majority of its business is conducted with major companies within the industry and much of the business is conducted with companies with whom the Company has joint operations. The Company generally does not require collateral for its accounts receivable.

                                     ******